                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No.333-08369-01


             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 22, 2000

                                  (UPS(R)LOGO)

                            (UNITED PARCEL SERVICE)

                          UNITED PARCEL SERVICE, INC.
                                  $600,000,000

                                   UPS NOTES

             WITH MATURITIES OF 9 MONTHS OR MORE FROM DATE OF ISSUE
                             ---------------------
    We plan to offer and sell notes with various terms, which may include the following:

    - maturity of 9 months or more from the date of issue,

    - interest at a fixed rate,

    - interest payment dates at monthly, quarterly, semi-annual or annual intervals,

    - book-entry form (through The Depository Trust Company),

    - redemption and/or repayment provisions, if applicable, whether mandatory, at our option or the option of the holder, and

    - minimum denominations of $1,000 or integral multiples of $1,000.

    We will specify the final terms of each note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

    You must pay for the notes by delivering the purchase price to an agent, unless you make other payment arrangements.

    INVESTING IN THE NOTES INVOLVES A NUMBER OF RISKS. SEE "RISK FACTORS" ON PAGE S-5.
                             ---------------------
    We may sell notes to the agents as principal for resale at varying or fixed offering prices or through the agents as agent using their reasonable best efforts on our behalf. If we sell all of the notes, we expect to receive aggregate proceeds of between $570,000,000 and $596,400,000, after paying the agents' discounts and commissions of between $3,600,000 and $30,000,000. The agents' discounts and commissions may exceed these amounts with respect to sales of notes with stated maturities in excess of 30 years. Under certain circumstances, we may also sell notes directly on our own behalf without the assistance of the agents.
                             ---------------------
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

ABN AMRO FINANCIAL SERVICES, INC.
         CHARLES SCHWAB & CO., INC.
                  EDWARD D. JONES & CO., L.P.
                            MERRILL LYNCH & CO.
                                    MORGAN STANLEY
                                             SALOMON SMITH BARNEY
                                                   UBS PAINEWEBBER INC.
                                                          LOOP CAPITAL MARKETS
                             ---------------------
                               DECEMBER 20, 2001

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Summary of Prospectus Supplement............................   S-3
About This Prospectus Supplement And Pricing Supplements....   S-5
Risk Factors................................................   S-5
Ratio of Earnings to Fixed Charges..........................   S-6
Description of Notes........................................   S-6
  General...................................................   S-6
  Payment of Principal and Interest.........................   S-7
  Redemption and Repurchase.................................   S-9
  Repayment at Option of Holder.............................   S-9
  Repayment Upon Death......................................   S-9
  Book-Entry System.........................................  S-12
Certain United States Federal Income Tax Consequences.......  S-15
  United States Holders.....................................  S-15
  Non-U.S. Holders..........................................  S-21
  Information Reporting and Backup Withholding..............  S-22
Supplemental Plan of Distribution...........................  S-23
Validity of Notes...........................................  S-25
Annex A: Repayment Election Form............................   A-1

                           PROSPECTUS
Where You Can Find More Information.........................    2
The Company.................................................    3
Ratio of Earnings to Fixed Charges..........................    4
Use of Proceeds.............................................    4
Description of Debt Securities..............................    4
Plan of Distribution........................................   24
Validity of Offered Debt Securities.........................   25
Experts.....................................................   26

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     You should read the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. Unless the context requires otherwise, references in the prospectus supplement to "UPS", "we," "us" and "our" refer to United Parcel Service, Inc. and its subsidiaries.

Issuer........................  United Parcel Service, Inc.

Purchasing Agent..............  ABN AMRO Financial Services, Inc.

Title.........................  UPS Notes, which we refer to as the notes.

Amount........................  Up to $600,000,000 aggregate principal amount.

Denomination..................  We will issue and sell notes in denominations of
                                $1,000 and any integral multiple of $1,000.

Ranking.......................  The notes will be senior notes, ranking equally with all of our other unsecured, unsubordinated debt. The notes will not be secured by any collateral.

Maturities....................  The notes will mature nine months or more from the date of issue, as specified in the
                                applicable pricing supplement.

Interest......................  - Each note will bear interest from the issue date at a fixed rate, which will be zero in the case of a zero-coupon note.

                                - We will pay interest on each note, other than
                                  a zero-coupon note, on either monthly,
                                  quarterly, semi-annual or annual interest payment dates and at maturity.

                                - Unless otherwise specified in the applicable
                                  pricing supplement, interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Principal.....................  The principal amount of the notes will be payable on the maturity date of such notes at the corporate trust office of the trustee.

Redemption and Repayment......  Unless otherwise provided in the applicable pricing supplement:

                                - the notes may not be redeemed by us or repaid
                                  at the option of the holder prior to maturity; and

                                - the notes will not be subject to any sinking
                                  fund.

                                The pricing supplement relating to any note will indicate whether the holder of such note will have the right to require us to repay a note prior to maturity upon the death of the owner of such note.

Form of Notes.................  The notes will be represented by global securities deposited with or on behalf of the depositary, The Depository Trust Company, and registered in the name of the depositary's nominee. Global notes will be exchangeable for definitive notes only in limited circumstances. See "Description of Notes -- Book-Entry System."

Trustee.......................  Citibank, N.A., Citibank Agency and Trust
                                Services, 111 Wall Street, 14th Floor, New York, New York 10005, under an indenture dated as of January 26, 1999, as supplemented by the First Supplemental Indenture thereto, dated as of March 27, 2000, the Second Supplemental Indenture thereto, dated as of September 21, 2001, and as further supplemented from time to time, which we refer to as the indenture.

Agents........................  ABN AMRO Financial Services, Inc., Charles
                                Schwab & Co., Inc., Edward D. Jones & Co., L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., UBS PaineWebber Inc. and Loop Capital Markets, as agents of UPS in connection with the offering of the notes.

Selling Group Members.........  Broker-dealers and other securities firms that have executed dealer agreements with the purchasing agent and have agreed to market and sell the notes in accordance with the terms of these agreements and all other applicable laws and regulations. You may call 1-877-373-0322 for a list of selling group members.

                             ABOUT THIS PROSPECTUS
                             SUPPLEMENT AND PRICING
                                  SUPPLEMENTS

     This prospectus supplement sets forth certain terms of the notes that we may offer and supplements the prospectus that is attached to the back of this prospectus supplement. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from the information in the prospectus.

     Each time we offer notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement or the accompanying prospectus to the extent it contains information that is different from the information contained in this prospectus supplement or the accompanying prospectus.

     It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus and pricing supplement in making your investment decision. You should also read and consider the information contained in the documents identified in "Where You Can Find More Information" in the accompanying prospectus.

                                  RISK FACTORS

     Your investment in the notes will involve a number of risks. You should consider carefully the following risks before you decide that an investment in the notes is suitable for you. You should consult your own financial and legal advisors regarding the risks and suitability of an investment in the notes.

Redemption -- If your notes are redeemable, we may choose to redeem them when prevailing interest rates are relatively low.

     If your notes are redeemable, we may choose to redeem your notes from time to time. In the event that prevailing interest rates are relatively low when we elect to redeem notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed.

Uncertain Trading Market -- We cannot assure you that a trading market for your notes will ever develop or be maintained.

     We cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market and market value of your notes. These factors include, among others:

     - the method of calculating the principal and interest for the notes;

     - the time remaining to the maturity of the notes;

     - the outstanding amount of the notes;

     - the redemption features of the notes; and

     - the level, direction and volatility of interest rates generally.

     There may be a limited number of buyers when you decide to sell your notes, which may affect the price you receive for your notes or your ability to sell your notes at all.

                           RATIO OF EARNINGS TO FIXED
                                    CHARGES

     The following table sets forth the ratio of earnings to fixed charges for our company, including our subsidiaries, on a consolidated basis.

                                                                NINE MONTHS
                                                                   ENDED
                                YEAR ENDED DECEMBER 31,        SEPTEMBER 30,
                            --------------------------------   -------------
                            1996   1997   1998   1999   2000   2000    2001
                            ----   ----   ----   ----   ----   -----   -----
Ratio of earnings
 to fixed charges.........  8.2    4.9    8.9    6.7    15.3   15.4    12.4

     For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as income before income taxes and fixed charges (excluding capitalized interest). Fixed charges include interest (whether capitalized or expensed), amortization of debt expense and any discount or premium relating to any indebtedness (whether capitalized or expensed) and the portion of rent expense considered to represent interest.

                              DESCRIPTION OF NOTES

     The notes we are offering by this prospectus supplement constitute a series of debt securities for purposes of the indenture. The notes will rank equally in all respects with all debt securities issued under the indenture. For a description of the indenture and the rights of the holders of debt securities under the indenture, including the notes, see "Description of Debt Securities" in the accompanying prospectus.

     The following description of the terms and conditions of the notes supplements, and to the extent inconsistent with replaces, the description of the general terms of the debt securities described in the accompanying prospectus. The terms and conditions described in this section will apply to each note unless the applicable pricing supplement states otherwise.

GENERAL

     The notes will be senior notes, ranking equally with all of our other unsecured, unsubordinated debt. We will issue the notes only in the form of one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary, except as specified in "Book-Entry System." For more information on certificated and global securities, see "-- Book-Entry System."

     We may offer from time to time up to $600,000,000 aggregate principal amount of notes on terms determined at the time of sale. The notes will mature nine months or more from the date of issue, as determined by the initial purchaser and agreed to by us.

     The notes may be issued as original issue discount notes. An original issue discount note is a note, including any zero-coupon note, that is issued at more than a de minimis discount from the principal amount payable at maturity. Upon redemption, repayment or acceleration of the maturity of an original issue discount note, normally an amount less than its principal amount will be payable. For additional information regarding payments upon acceleration of the maturity of an original issue discount note and regarding the United States federal income tax consequences of original issue discount notes, see
"-- Payment of Principal and Interest" and "Certain United States Federal Income Tax Consequences -- United States Holders -- Original Issue Discount." Original issue discount notes will be treated as original issue discount securities for purposes of the indenture.

     The notes may be registered for transfer or exchange at the principal office of the Corporate Trust Department of Citibank, N.A., the trustee under the indenture, in The City of New York. The transfer or exchange of global securities will be effected as specified in "-- Book-Entry System."

     Except as described in "Description of Debt
Securities -- Covenants -- Limitations on Secured Indebtedness" in the accompanying prospectus, the indenture does not limit our ability to incur debt. In addition, the indenture does not contain any provision that would protect holders of the notes in the event of a highly leveraged or other transaction that may adversely affect our creditworthiness.

     As used in this prospectus supplement, business day means, with respect to any note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

PAYMENT OF PRINCIPAL AND INTEREST

     Payments of principal and interest, if any, at maturity will be made in immediately available funds, provided that the note is presented to the trustee in time for the trustee to make the payments in immediately available funds in accordance with its normal procedures. Payments of interest, other than interest payable at maturity, with respect to global securities will be paid in immediately available funds to the depositary or its nominee. See "-- Book-Entry System." Payments of interest, if any, with respect to any certificated note, other than amounts payable at maturity, will be paid by check mailed to the address of the person entitled to the payments as it appears in the security register.

     Unless the applicable pricing supplement states otherwise, if we:

     - redeem any original issue discount note as described under "Redemption and Repurchase,"

     - repay any original issue discount note at the option of the holder as described under "Repayment at Option of Holder" and "Repayment Upon Death," or

     - if the principal of any original issue discount note is declared to be due and payable immediately as described in the accompanying prospectus under "Description of Debt Securities -- Events of Default,"

the amount of principal due and payable with respect to the original issue discount note shall be limited to the sum of:

     - the aggregate principal amount of such note multiplied by the issue price, expressed as a percentage of the aggregate principal amount, plus

     - the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, as applicable.

     This accrual will be calculated using the "interest method," computed in accordance with generally accepted accounting principles in effect on the date of redemption, repayment or declaration, as applicable.

     Each note, other than a zero-coupon note, will bear interest from and including the date of issue, or in the case of notes issued upon registration of transfer or exchange from and including the most recent interest payment date to which interest on such note has been paid or duly provided for. Interest will be payable at the fixed rate per year stated in such note and in the applicable pricing supplement until the principal of such note is paid or made available for payment. Interest will be payable on each interest payment date and at maturity. Interest will be payable to the person in whose name a note is registered at the close of business on the regular record date next preceding each interest payment date; provided, however, that interest payable at maturity or upon redemption, repayment or declaration will be payable to the person to whom principal is payable. The first payment of interest on any note originally issued between a regular record date and an interest payment date will be made on the interest payment date following the next succeeding regular record date to the registered owner of such note on such next succeeding regular record date. If the interest payment date or the maturity for any note falls on a day that is not a business day, the payment of principal and interest may be made on the next succeeding business day, and no interest on such payment shall accrue for the period from such interest payment date or maturity, as the case may be. Unless the applicable pricing supplement states otherwise, interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

     The interest payment dates for a note, other than a zero-coupon note, will be as follows:

Interest Payments       Interest Payment Dates
Monthly...............  Fifteenth day of each
                        calendar month, commencing
                        in the first succeeding
                        calendar month following the
                        month in which the note is
                        issued.
Quarterly.............  Fifteenth day of every third
                        month, commencing in the
                        third succeeding calendar
                        month following the month in
                        which the note is issued.
Semi-annual...........  Fifteenth day of every sixth
                        month, commencing in the
                        sixth succeeding calendar
                        month following the month in
                        which the note is issued.
Annual................  Fifteenth day of every
                        twelfth month, commencing in
                        the twelfth succeeding
                        calendar month following the
                        month in which the note is
                        issued.

     The regular record date with respect to any interest payment date will be the date 15 calendar days prior to such interest payment date, whether or not such date is a business day.

     The interest rates on the notes may differ depending upon, among other things, prevailing market conditions at the time of issuance as well as the aggregate principal amount of notes issued in any single transaction. Although we may change the interest rates and other variable terms of the notes from time to time, no change will affect any note already issued or as to which we have accepted an offer to purchase.

REDEMPTION AND REPURCHASE

     Unless the applicable pricing supplement states otherwise, we may not redeem the notes prior to maturity. The notes will not be subject to any sinking fund. If, however, the applicable pricing supplement provides that we may redeem the notes prior to maturity, it will also specify the redemption dates and prices. If applicable, notes may be redeemed in whole or in part from time to time only upon not less than 30 nor more than 60 days' notice.

     We may at any time purchase notes at any price in the open market or otherwise. Notes we purchase in this manner may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

REPAYMENT AT OPTION OF HOLDER

     Unless the applicable pricing supplement states otherwise, notes will not be repayable at the option of the holder. If the applicable pricing supplement provides that the notes will be repayable at the option of the holder, it will also specify the repayment dates and prices.

     In order for a note to be repaid, the trustee must receive, at the principal office of the Corporate Trust Department of the trustee in The City of New York, at least 30 but not more than 45 days' notice of the holder's exercise of its repayment option. Once this notice is delivered, the holder may not revoke its exercise of the repayment option. A holder may exercise the repayment option for less than the entire principal amount of the note provided that the principal amount of the note remaining outstanding after repayment is an authorized denomination.

     The depositary or its nominee will be the holder of global securities and therefore will be the only entity that can exercise a right to repayment, if any. In order to ensure that the depositary or its nominee will timely exercise such right to repayment, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in such global security to notify the depositary of its desire to exercise the right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a global security in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the depositary.

REPAYMENT UPON DEATH

     If the pricing supplement relating to a note so states, the holder of the note will have the right to require us to repay a note prior to its maturity date upon the death of the beneficial owner of the note as described below. We call this right the "survivor's option."

     Upon exercise of the survivor's option, we will, at our option, either repay or purchase any note properly delivered for repayment by or on behalf of the person that has authority to act on behalf of the deceased beneficial owner of the note at a price equal to the sum of:

     - 100% of the principal amount of such note (or, for zero-coupon notes, the amortized face amount for zero-coupon notes on the date of such repayment), and

     - accrued and unpaid interest, if any, to the date of such repayment, subject to the following limitations.

     The survivor's option may not be exercised until at least 12 months following the date of original issue of the applicable notes. In addition, we may limit the aggregate principal amount of notes as to which the survivor's option may be exercised as follows:

     - In any calendar year, we may limit the aggregate principal amount to the greater of 1% of the outstanding aggregate principal amount of the notes as of December 31 of the most recently completed year or $1,000,000. We call this limitation the "annual put limitation."

     - For any individual deceased beneficial owner of notes, we may limit the aggregate principal amount to $200,000 for any calendar year. We call this limitation the "individual put limitation."

     We will not make principal repayments pursuant to the exercise of the survivor's option in amounts that are less than $1,000. If the limitations described above would result in the partial repayment of any note, the principal amount of the note remaining outstanding after repayment must be at least $1,000.

     Each note delivered pursuant to a valid exercise of the survivor's option will be accepted promptly in the order all such notes are delivered, unless the acceptance of that note would contravene the annual put limitation or the individual put limitation. If, as of the end of any calendar year, the aggregate principal amount of notes that have been accepted pursuant to exercise of the survivor's option during that year has not exceeded the annual put limitation for that year, any notes not accepted during that calendar year because of the individual put limitation will be accepted in the order all such notes were delivered, to the extent that any such acceptance would not trigger the annual put limitation for such calendar year.

     Any note accepted for repayment pursuant to exercise of the survivor's option will be repaid no later than the first January 15 or June 15 to occur at least 20 calendar days after the date of acceptance. If that date is not a business day, payment will be made on the next succeeding business day. For example, if the acceptance date for notes delivered pursuant to the survivor's option was April 1, 2002, we would be obligated to repay those notes by June 15, 2002. Each note delivered for repayment that is not accepted in any calendar year due to the application of the annual put limitation will be deemed to be delivered in the following calendar year in the order in which all such notes were originally delivered, unless any such note is withdrawn by the representative for the deceased beneficial owner prior to its repayment. Other than as described in the immediately preceding sentence, notes delivered upon exercise of the survivor's option may not be withdrawn. In the event that a note delivered for repayment pursuant to valid exercise of the survivor's option is not accepted, the trustee will deliver a notice by first-class mail to the registered holder that states the reason that the note has not been accepted for repayment. Following receipt of such notice from the trustee, the representative for the deceased beneficial owner may withdraw any such note and the exercise of the survivor's option.

     Subject to the foregoing, in order to validly exercise a survivor's option, the trustee must receive from the representative of the deceased beneficial owner:

     - a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD") or a commercial bank or trust company having an office or correspondent in the United States;

     - delivery of the note to be repaid;

     - appropriate evidence satisfactory to the trustee that the representative has authority to act on behalf of the deceased beneficial owner, the death of such beneficial owner has occurred and the deceased was the beneficial owner of the note at the time of death;

     - if applicable, a properly executed assignment or endorsement; and

     - if the beneficial interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the trustee from such nominee attesting to the deceased's ownership of a beneficial interest in the note.

     Subject to the annual put limitation and the individual put limitation, all questions as to the eligibility or validity of any exercise of the survivor's option will be determined by the trustee in its sole discretion. The trustee's determination will be final and binding on all parties.

     The death of a person owning a note in joint tenancy or tenancy by the entirety will be deemed the death of the beneficial owner of the note, and the entire principal amount of the note so held will be subject to the survivor's option. The death of a person owning a note by tenancy in common will be deemed the death of the beneficial owner of a note only with respect to the deceased holder's interest in the note so held by tenancy in common. However, if a note is held by husband and wife as tenants in common, the death of either will be deemed the death of the beneficial owner of the note, and the entire principal amount of the note so held will be subject to the survivor's option. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a note will be deemed the death of the beneficial owner for purposes of the survivor's option, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the note during his or her lifetime.

     In the case of repayment pursuant to the exercise of the survivor's option, for notes represented by a global security, the depositary or its nominee will be the holder of such note and therefore will be the only entity that can exercise the survivor's option for such note. To obtain repayment pursuant to exercise of the survivor's option with respect to a note represented by a global security, the representative must provide to the broker or other entity through which the beneficial interest in the note is held by the deceased owner:

     - a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States;

     - appropriate evidence satisfactory to the trustee that the representative has authority to act on behalf of the deceased beneficial owner, the death of the beneficial owner has occurred and the deceased was the owner of a beneficial interest in the note at the time of death; and

     - instructions to the broker or other entity to notify the depositary of its desire to obtain repayment pursuant to exercise of the survivor's option.

     The broker or other entity will provide to the trustee:

     - a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States;

     - appropriate evidence satisfactory to the trustee that the representative has authority to act on behalf of the deceased beneficial owner, the death of the beneficial owner has occurred and the deceased was the owner of a beneficial interest in the note at the time of death; and

     - a certificate satisfactory to the trustee from the broker or other entity stating that it represents the deceased beneficial owner.

     The broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the survivor's option to the appropriate representative. See "-- Book-Entry System."

     We have attached as Annex A to this prospectus supplement the forms to be used by a representative to exercise the survivor's option on behalf of a deceased beneficial owner of a note. In addition, a representative may obtain these forms from Citibank, N.A., the trustee, at 111 Wall Street, 14th Floor, New York, New York 10005, or call the Corporate Trust Department at (212) 657-7403, during normal business hours.

BOOK-ENTRY SYSTEM

     Upon issuance, all notes having the same original issuance date, interest rate and stated maturity and other terms, if any, will be represented by a single global security. Each global security will be deposited with or on behalf of the depositary, The Depository Trust Company, New York, New York, and registered in the name of the depositary's nominee. Except as described below, global securities may be transferred, in whole and not in part, only by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary. So long as the depositary or its nominee is the registered owner of any global security, the depositary or its nominee will be considered the sole owner or holder of the note for all purposes under the indenture.

     The depositary has advised the agents and us as follows: the depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. "Direct participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASD. Access to the depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we refer to as "indirect participants."

     Purchases of interests in the global securities under the depositary's system must be made by or through direct participants, which will receive a credit for such interests on the depositary's records. The ownership interest of each beneficial owner is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except as described below.

     To facilitate subsequent transfers, all global securities deposited by participants with the depositary are registered in the name of the depositary's partnership nominee, Cede & Co. The deposit of global securities with the depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the interests in the global securities; the depositary's records reflect only the identity of the direct participants to whose accounts interests in the global securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. If less than all of the interests in a global security are being redeemed, the depositary's practice is to determine by lot the amount of the interest of each direct participant in such global security to be redeemed.

     Neither the depositary nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, the depositary mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts interests in the global securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Principal and interest payments on the global securities will be made to the depositary. The depositary will then credit direct participants' accounts on the payment date in accordance with their respective holdings shown on the depositary's records unless the depositary has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of the depositary, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the depositary is the responsibility of us or the trustee. Disbursement of such payments to direct participants is the responsibility of the depositary. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     The notes represented by one or more global securities are exchangeable for certificated notes of like tenor as such notes if:

     - the depositary for the global securities notifies us that it is unwilling or unable to continue as depositary for the global securities or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934,

     - we in our discretion at any time determine not to have all of the notes of the series represented by one or more global security or notes and notify the trustee of this determination, or

     - an event of default, as described in the accompanying prospectus, has occurred and is continuing with respect to the notes of a series.

     Any note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated notes issuable in authorized denominations and registered in the names as the depositary holding such global securities directs. The authorized denominations of the notes will be $1,000 or any greater amount that is an integral multiple of $1,000. Subject to the foregoing, a global security is not exchangeable, except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

     The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

                         CERTAIN UNITED STATES FEDERAL
                            INCOME TAX CONSEQUENCES

     Set forth below is the opinion of King & Spalding, counsel to UPS, as to certain United States federal income tax consequences of the purchase, ownership and disposition of the notes. This opinion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change or differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities who elect to use a mark-to-market method of accounting for their securities holdings, persons holding notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders other than original purchasers (except where otherwise specifically noted). Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

     BECAUSE THE EXACT PRICING AND OTHER TERMS OF THE NOTES WILL VARY, NO ASSURANCE CAN BE GIVEN THAT THE CONSIDERATIONS DESCRIBED BELOW WILL APPLY TO A PARTICULAR ISSUANCE OF THE NOTES.

     As used herein, the term "U.S. Holder" means a beneficial owner of a note that is for United States federal income tax purposes:

     - a citizen or resident of the United States,

     - a corporation or partnership, including an entity treated as a corporation or partnership for United State federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

     - an estate whose income is subject to United States federal income tax regardless of its source, or

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     Notwithstanding the last bullet above, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Holders.

     As used herein, the term "non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

UNITED STATES HOLDERS

Payments of Interest

     Payments of interest on a note, other than interest on an "Original Issue Discount note" that is not "qualified stated interest," each as defined below, generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are re-ceived, in accordance with the U.S. Holder's regular method of tax accounting.

Original Issue Discount

     The following summary is a general discussion of the United States federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of notes issued with original issue discount ("Original Issue Discount notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") under the original issue discount provisions of the Internal Revenue Code of 1986, as amended (the "Code").

     For United States federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a de minimis amount. This amount is generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a note providing for the payment of any amount other than qualified stated interest, as defined below, prior to maturity, multiplied by the weighted average maturity of such note. The issue price of each note in an issue of notes equals the first price at which a substantial amount of such notes has been sold, ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate or in certain cases, one or more floating rates that appropriately take into account the length of the interval between stated interest payments. In addition, under the OID Regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such note or any "true" discount on such note (i.e., the excess of the note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the note would be treated as having original issue discount, and the stated interest would not be treated as qualified stated interest.

     Payments of qualified stated interest on a note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received, in accordance with the U.S. Holder's regular method of tax accounting. A U.S. Holder of an Original Issue Discount note having a maturity of more than one year from its date of issue must include original issue discount in income as ordinary interest income for United States federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by the initial U.S. Holder of an Original Issue Discount note is the sum of the daily portions of original issue discount with respect to such Original Issue Discount note for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such Original Issue Discount note. The "daily portion" of original issue discount on any Original Issue Discount note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Original Issue Discount note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The OID Regulations contain certain rules that generally allow any reasonable method to be used in determining the amount of original issue discount allocable to a short initial accrual period (if all other accrual periods are of equal length) and require that the amount of original issue discount allocable to the final accrual period equal the excess of the amount payable at the maturity of the Original Issue Discount note (other than any payment of qualified stated interest) over the Original Issue Discount note's adjusted issue price as of the beginning of such final accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between:

     - the product of the Original Issue Discount note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and

     - the amount of any qualified stated interest payments allocable to such accrual period.

     The "adjusted issue price" of an Original Issue Discount note at the beginning of any accrual period is the sum of the issue price of the Original Issue Discount note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Original Issue Discount note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     If (1) a portion of the initial purchase price of a note is attributable to interest that accrued prior to the note's issue date ("pre-issuance accrued interest"), (2) the first stated interest payment on the note is to be made within one year of the note's issue date and (3) such payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. Holder may elect to decrease the issue price of the note by the amount of pre-issuance accrued interest, in which case a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

Acquisition Premium

     A U.S. Holder who purchases an Original Issue Discount note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Original Issue Discount note after the purchase date, other than payments of qualified stated interest, will be considered to have purchased the Original Issue Discount note at an "acquisition premium." Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Original Issue Discount note for any taxable year or portion thereof in which the U.S. Holder holds the Original Issue Discount note, will be reduced, but not below zero, by the portion of the acquisition premium properly allocable to the period.

Optional Redemption

     In the case of certain notes, we may have a "call option" to redeem the notes prior to their stated maturity, or the holders of the notes may have a "put option" to receive repayment prior to maturity. Notes containing such features may be subject to rules that differ from the general rules discussed above. For purposes of accruing original issue discount, a call option exercisable by us or a put option exercisable by a holder will be presumed to be exercised if, by utilizing any date on which the note may be redeemed or repaid as its maturity date and the amount payable on that date in accordance with the terms of the note (the "redemption price") as its stated redemption price at maturity, the yield on the note is:

     - in the case of a call option exercisable by us, lower than its yield to maturity, or

     - in the case of a put option exercisable by a holder, greater than its yield to maturity.

     If such an option is not in fact exercised when presumed to be, the note will be treated, solely for purposes of accruing original issue discount, as if it were redeemed, and a new note issued, on the presumed exercise date for an amount equal to its adjusted issue price on that date. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.

Election to Treat All Interest as Original Issue Discount

     U.S. Holders may generally, upon election, include in income all interest, including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium (discussed below) or acquisition premium, that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. This election applies only to the note for which it is made and cannot be revoked without the consent of the IRS. A U.S. Holder considering such an election should consult a tax advisor.

Information Reporting

     Because the notes will constitute "publicly offered debt instruments" as defined by the OID Regulations, we are required to report to the IRS on Form 8281, within 30 days after the issue date, certain information relating to original issue discount with respect to each such issue. We will report annually to the IRS and to each holder of record the amount of original issue discount includable in the gross income of a Holder of notes for each calendar year determined without regard to any acquisition premium paid by any holder, except certain exempt holders, including corporations.

Short-Term Notes

     Notes that have a fixed maturity of one year or less ("Short-Term notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is made, it will apply to all short-term obligations acquired by the U.S. Holder on or after the first day of the first taxable year in which the election is made, and such election may be revoked only with the consent of the IRS. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election, under the constant yield method based on daily compounding, through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method, based on daily compounding.

Market Discount

     If a U.S. Holder purchases a note, other than an Original Issue Discount note, at original issue for an amount that is less than its issue price or, in the case of a subsequent purchaser, its stated redemption price at maturity or, in the case of an Original Issue Discount note, for an amount that is less than its adjusted issue price as of the purchase date, such U.S. Holder will be treated as having purchased such note at a "market discount," unless such market discount is less than a specified de minimis amount.

     Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment or, in the case of an Original Issue Discount note, any payment that does not constitute qualified stated interest on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of:

     - the amount of such payment or realized gain or

     - the market discount which has not previously been included in income and which is treated as having accrued on such note at the time of such payment or disposition.

Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects (as described below) to accrue market discount on the basis of semiannual compounding.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues on either a ratable or constant yield basis, in which case the rules described above regarding the treatment as ordinary income of gain realized upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Premium

     If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. In the case of a note that may be optionally redeemed prior to maturity, however, the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the "redemption date") for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity if the result would increase the holder's yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the note on the applicable redemption date, the note will be treated (for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the holder's "adjusted acquisition price," which is an amount equal to the holder's basis in the debt instrument (as determined under Treasury regulations governing amortizable bond premium), less the sum of:

     - any amortizable bond premium allocable to prior accrual periods and

     - any payments previously made on the note other than payments of qualified stated interest.

     The note deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which it is redeemable.

     A U.S. Holder must make an election to amortize bond premium on a debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. In general, a holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the holder's total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such holder as a bond premium deduction on the debt instrument in prior accrual periods.

Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

Disposition of a Note

     Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement, other than amounts representing accrued and unpaid interest, and such U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal such U.S. Holder's initial investment in the note increased by any original issue discount included in income and accrued market discount, if any, if the U.S. Holder has included such market discount in income and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such note. Such gain or loss generally will be long-term capital gain or loss if the note is held for more than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Integration of Notes with Hedges

     The OID Regulations generally provide that, if a Holder of a note hedges the note with a financial instrument and the combined cash flows under the note and the financial instrument are substantially equivalent to the cash flows on a fixed or variable rate debt instrument, the note and the financial instrument may be taxed as an integrated transaction by treating the positions as a synthetic debt instrument. Such treatment applies if the taxpayer identifies the positions as part of an integrated transaction on its books and records and certain other requirements are satisfied. In addition, the IRS can require the positions to be taxed as an integrated transaction under certain circumstances. U.S. Holders should consult their tax advisors regarding the possible application of these rules to the notes.

NON-U.S. HOLDERS

     A non-U.S. Holder generally will not be subject to United States federal income taxes on payments of principal, premium, if any, or interest, including original issue discount, if any, on a note, unless such non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote, is a controlled foreign corporation related to us through stock ownership or is a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the non-U.S. Holder must provide a statement that:

     - is signed by the beneficial owner of the note under penalties of perjury,

     - certifies that such owner is not a U.S. Holder, and

     - provides the name and address of the beneficial owner.

     The statement may be made on an IRS Form W-8BEN or a substantially similar form, and the beneficial owner must inform the withholding agent of any change in the infor-mation on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or the substitute form provided by the beneficial owner to the organization or institution.

     Notwithstanding the foregoing, a non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest income that is effectively connected with a U.S. trade or business of the non-U.S. Holder, except to the extent that an applicable tax treaty provides otherwise. Under certain circumstances, effectively connected interest income of a corporate non-U.S. Holder may be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, a lower treaty rate). Even though effectively connected interest income is subject to U.S. federal income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. Holder properly delivers IRS Form W-8ECI to the payor.

     Generally, a non-U.S. Holder will not be subject to United States federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, provided (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder and (ii) the non-U.S. Holder is not an individual who is present in the United States for 183 days or more in the taxable year of such retirement or disposition, and certain other conditions are met. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

     The notes will not be includable in the estate of a non-U.S. Holder unless at the time of death such individual actually or constructively owned 10% or more of the total combined voting power of all classes of our stock entitled to vote, or payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Information reporting and backup withholding of United States federal income tax at a rate of 30.5% for payments made in 2002 may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information, such as the registered owner's taxpayer identification number, in the required manner. The rate of backup withholding is scheduled to be reduced periodically to 28% in 2006. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a note to or through a broker, the broker must backup withhold on the entire purchase price, unless either:

     - the broker determines that the seller is a corporation or other exempt recipient or

     - the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder and certain other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either:

     - the broker determines that the seller is an exempt recipient or

     - the seller certifies its non-U.S. status and certain other conditions are met.

     Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

                              SUPPLEMENTAL PLAN OF
                                  DISTRIBUTION

     Under the terms of the Selling Agent Agreement, dated as of December 20, 2001, the notes are offered from time to time by us through ABN AMRO Financial Services, Inc., Charles Schwab & Co., Inc., Edward D. Jones & Co., L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., UBS PaineWebber Inc. and Loop Capital Markets, as agents under the Selling Agent Agreement. The agents have agreed to use their reasonable best efforts to solicit purchases of the notes. We may appoint additional agents to solicit offers to purchase notes on terms substantially identical to those contained in the Selling Agent Agreement. In addition, under certain circumstances we may sell notes directly on our own behalf to investors without the assistance of agents. The agents will not be entitled to any discounts or commissions for sales we make directly to investors without their assistance.

     We will pay the agents, through ABN AMRO Financial Services, Inc., the purchasing agent, a commission to be divided among the agents as they shall agree for notes sold through the agents on an agency basis. The commission will range from .60% to 5.00% of the principal amount for each note sold, depending upon the maturity. Commissions with respect to notes with maturities in excess of 30 years will be negotiated between us and the purchasing agent at the time of sale. We will have the sole right to accept offers to purchase notes and may reject any proposed purchase of notes in whole or in part. Each agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of notes in whole or in part received by it on an agency basis. We reserve the right to withdraw, cancel or modify the offer without notice.

     Following the solicitation of orders, the agents, severally and not jointly, may purchase notes from us through the purchasing agent as principal for their own accounts. Unless otherwise set forth in the applicable pricing supplement, any note sold to an agent as principal will be purchased by the purchasing agent from us at a discount to the principal amount not to exceed the concession applicable to an agency sale of a note of identical maturity. Unless otherwise set forth in the applicable pricing supplement, such notes will be resold to one or more investors and other purchasers at a fixed public offering price.

     In addition, the purchasing agent may, and with our consent the other agents may, offer the notes they have purchased as principal to other dealers that are part of the selling group. The purchasing agent may sell notes to other dealers at a discount not in excess of the discount it receives when purchasing such notes from us. And, if with our consent the other agents sell notes to dealers, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not, during the distribution of the notes, exceed the discount received by such agent from the purchasing agent. After the initial public offering of notes to be resold by an agent to investors, the public offering price (in the case of notes to be resold at a fixed public offering price), concession and discount may be changed.

     Each agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933.

     No note will have an established trading market when issued. We do not intend to apply for the listing of the notes on any securities exchange, but we have been advised by the agents that the agents intend to make a market in the notes as permitted by applicable laws and regulations. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for any notes. All secondary trading in the notes will settle in immediately available funds. See "Description of Notes -- Book-Entry System" in this prospectus supplement.

     In connection with an offering of the notes, the rules of the SEC permit the purchasing agent to engage in certain transactions that stabilize the price of the notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the purchasing agent creates a short position in the notes in connection with an offering of the notes (i.e., if it sells a larger principal amount of the notes than is set forth on the cover page of the applicable pricing supplement), the purchasing agent may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The purchasing agent makes no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, the purchasing agent makes no representation that, once commenced, such transactions will not be discontinued without notice.

     Other selling group members include broker-dealers and other securities firms that have executed dealer agreements with the purchasing agent. In the dealer agreements, the selling group members have agreed to market and sell notes in accordance with the terms of those agreements and all applicable laws and regulations. You may call 1-877-373-0322 for a list of selling group members.

     The agents and their affiliates may engage in various general financing and banking transactions with us and our affiliates in the ordinary course of business.

                               VALIDITY OF NOTES

     The validity of the notes will be passed upon for us by King & Spalding, New York, New York, and for the agents by Gibson, Dunn & Crutcher LLP, New York, New York.

                                    ANNEX A
                            REPAYMENT ELECTION FORM

                          UNITED PARCEL SERVICE, INC.

                                   UPS NOTES

                           CUSIP NUMBER ____________

To: United Parcel Service, Inc.

     The undersigned financial institution (the "FINANCIAL INSTITUTION") represents the following:

     - The Financial Institution has received a request for repayment from the executor or other authorized representative (the "AUTHORIZED REPRESENTATIVE") of the deceased beneficial owner listed below (the "DECEASED BENEFICIAL OWNER") of ____________ UPS Notes (CUSIP No. ____________ ________) (the "NOTES").

     - At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, and the Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the "DEPOSITARY").

     The Financial Institution agrees to the following terms:

     - The Financial Institution shall follow the instructions (the "INSTRUCTIONS") accompanying this Repayment Election Form (the "FORM").

     - The Financial Institution shall make all records specified in the Instructions supporting the above representations available to United Parcel Service, Inc. ("UPS") for inspection and review within five Business Days of UPS's request.

     - If the Financial Institution or UPS, in either's reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and UPS may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify UPS immediately.

     - Other than as described in the Prospectus Supplement in the limited situation involving tenders of notes that are not accepted during one calendar year as a result of the "annual put limitation," repayment elections may not be withdrawn.

     - The Financial Institution agrees to indemnify and hold harmless UPS against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution's above representations and request for repayment on behalf of the Authorized Representative.

                            REPAYMENT ELECTION FORM

(1)
--------------------------------------------------------------------------------
                          Name of Deceased Beneficial Owner

(2)
--------------------------------------------------------------------------------
                                    Date of Death

(3)
--------------------------------------------------------------------------------
               Name of Authorized Representative Requesting Repayment

(4)
--------------------------------------------------------------------------------
                 Name of Financial Institution Requesting Repayment

(5)
--------------------------------------------------------------------------------
      Signature of Representative of Financial Institution Requesting Repayment

(6)
--------------------------------------------------------------------------------
                       Principal Amount of Requested Repayment

(7)
--------------------------------------------------------------------------------
                                  Date of Election

(8)
--------------------------------------------------------------------------------
                            Date Requested for Repayment


(9)  Financial Institution Representative:       (10)  Wire instructions for payment:
     Name:                                             Bank Name:
     Phone Number:                                     ABA Number:
     Fax Number:                                       Account Name:
     Mailing Address (no P.O. Boxes):                  Account Number:
                                                       Reference (optional):

    TO BE COMPLETED BY UPS:

    (A)  Election Number*:
    (B)  Delivery and Payment Date:
    (C)  Principal Amount:
    (D)  Accrued Interest:
    (E)  Date of Receipt of Form by UPS:
    (F)  Date of Acknowledgment by UPS:

---------------------

* To be assigned by UPS upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated on line (9) above.

              INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM
                        AND EXERCISING REPAYMENT OPTION

     Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

     1. Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the Notes being submitted for repayment, and (4) any necessary tax waivers. For purposes of determining whether UPS will deem Notes beneficially owned by an individual at the time of death, the following rules shall apply:

        - Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.

        - Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary's interest in the trust (however, a trust's beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary's interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder's beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

        - The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

     2.  Indicate the name of the Deceased Beneficial Owner on line (1).

     3.  Indicate the date of death of the Deceased Beneficial Owner on line
         (2).

     4. Indicate the name of the Authorized Representative requesting repayment on line (3).

     5. Indicate the name of the Financial Institution requesting repayment on line (4).

     6. Affix the authorized signature of the Financial Institution's representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

     7.  Indicate the principal amount of Notes to be repaid on line (6).

     8.  Indicate the date this Form was completed on line (7).

     9. Indicate the date of requested repayment on line (8). The date of requested repayment may not be earlier than the first January 15 or June 15 to occur at least 20 calendar days after the date of UPS's acceptance of the Notes for repayment, unless such date is not a business day, in which case the date of requested payment may be no earlier than the next succeeding business day. For example, if the acceptance date for Notes tendered were April 1, 2002, the earliest repayment date you could elect would be June 15, 2002.

     10. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (9).

     11. Indicate the wire instruction for payment on line (10).

     12. Leave lines (A), (B), (C), (D), (E) and (F) blank.

     13. Mail or otherwise deliver an original copy of the completed Form to:

                           Citibank, N.A.
                           Attn: Sam Bly
                           111 Wall Street, 15th Floor
                           New York, New York 10005

             FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM
                             WILL NOT BE ACCEPTED.

     14. If the acknowledgement of UPS's receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to the Trustee, contact UPS Investor Relations at (404) 828-6059.

     For assistance with the Form or any questions relating thereto, please contact UPS Investor Relations at (404) 828-6059.

                                   PROSPECTUS

                                 (UPS(R) LOGO)

                            (United Parcel Service)
                          UNITED PARCEL SERVICE, INC.

                                 $2,000,000,000

                                DEBT SECURITIES
                             ---------------------

    This prospectus relates to the issuance of senior unsecured debt securities by United Parcel Service, Inc. pursuant to our debt shelf registration statement. Under this shelf registration statement, we may issue debt securities from time to time as described in this prospectus.

ISSUANCE OF DEBT SECURITIES:

-    may be offered from time to time;

-    may be denominated in U.S. dollars or other currencies or currency units;

-    prices and terms will be determined at the time of sale; and

- the total aggregate principal amount (or, in the case of debt securities issued at a discount, the initial offering price) will not exceed US $2,000,000,000 (or the equivalent in foreign currencies or currency units).

FORMS THAT DEBT SECURITIES MAY TAKE:

-    registered form; or

-    global form.

    This prospectus is accompanied by a prospectus supplement that includes additional information regarding an issuance of our debt securities. Sales of our debt securities may not be consummated without both this prospectus and a prospectus supplement.

THE PROSPECTUS SUPPLEMENT RELATING TO ANY ISSUANCE OF DEBT SECURITIES WILL DESCRIBE THE TERMS OF THE SECURITIES BEING ISSUED, TYPICALLY INCLUDING THE
FOLLOWING:

-    aggregate principal amount of the series of debt securities;

-    denominations;

-    maturity;

-    interest rate;

-    time of interest payments;

-    any terms for redemption;

-    any terms for sinking fund payments;

-    any listing on a national securities exchange;

-    initial public offering price;

-    names of any underwriters or agents;

-    terms of any underwriting arrangements;

-    amounts to be purchased by underwriters or agents; and

-    commissions or discounts of or to underwriters or agents.

                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE DEBT SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS MARCH 22, 2000.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY AND THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.
                             ---------------------

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC, including the registration statement of which this prospectus is a part, at the following SEC reference rooms:

 450 Fifth Street,      7 World Trade Center    500 West Madison Street
         N.W.
     Room 1024               Suite 1300               Suite 1400
Washington, DC 20549  New York, New York 10048  Chicago, Illinois 60661

Please telephone the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. You may find our reports, proxy statements and other information at this SEC website.

     In addition, you can obtain our reports and proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" into this document the information that we file with it. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the accompanying prospectus supplement, and information in documents that we file after the date of this prospectus and before the termination of the offering will automatically update information in this prospectus and the accompanying prospectus supplement. We succeeded to UPS of America following a statutory merger that became effective on November 15, 1999.

     We incorporate by reference into this prospectus:

     - our current report on Form 8-K filed with the SEC on February 23, 2000; and

     - any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we sell all of the securities offered by this prospectus and the accompanying prospectus supplement.

     We also incorporate by reference into this prospectus and adopt as our own the following:

     - UPS of America's annual report on Form 10-K for the year ended December 31, 1998; and

     - UPS of America's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

     We will provide, without charge, to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference in this prospectus, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies of such documents should be directed to United Parcel Service, Inc., 55 Glenlake Parkway, N.E., Atlanta, Georgia, 30328, attn: Corporate Secretary, telephone number (404) 828-6000.
                             ---------------------

     Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars ("$," "dollars," "U.S. dollars," or "U.S. $1").

                             ---------------------

                                  THE COMPANY

     We are the world's largest express carrier, the world's largest package delivery company and a leading global provider of specialized transportation and logistics services. We deliver packages each business day for 1.7 million shipping customers to six million consignees. In 1999, we delivered an average of more than 12.92 million pieces per day worldwide, generating revenues of over $27 billion.

     Our primary business is the delivery of packages and documents throughout the United States and in over 200 other countries and territories. In addition, we provide logistics services, including comprehensive management of supply chains, for major companies worldwide. We are the industry leader in the delivery of goods purchased over the Internet. We seek to position ourselves as an indispensable branded component of e-commerce and to focus on the movement of goods, information and funds.

     We consummated an initial public offering of our class B common stock in November 1999. Immediately before the consummation of the initial public offering, we consummated a merger whereby UPS of America became our direct wholly owned subsidiary. The issuance of these debt securities is being made utilizing a shelf registration statement originally filed with the Securities and Exchange Commission by UPS of America. We have assumed and adopted that registration statement and will be the issuer of any debt securities offered pursuant to the shelf registration statement. Our class B common stock is listed on the New York Stock Exchange.

     When used in this prospectus, unless the context requires otherwise, the terms "United Parcel Service, Inc.", "UPS", "we", "us", and "our" refer to United Parcel Service, Inc., a Delaware corporation, and "United Parcel Service of America, Inc." and "UPS of America" refer to United Parcel Service of America, Inc., a Delaware corporation and direct wholly owned subsidiary of United Parcel Service, Inc.

     The address and telephone number of our principal executive offices are 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, (404) 828-6000.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                      NINE MONTHS
                                                                                         ENDED
                                                      YEAR ENDED DECEMBER 31,        SEPTEMBER 30,
                                                  --------------------------------   --------------
                                                  1995   1996   1997   1998   1999   1998     1999
                                                  ----   ----   ----   ----   ----   -----    -----
Ratio of Earnings to Fixed Charges (1)..........  7.6    8.2    4.9    8.9    6.7     8.7      4.7

---------------
(1) For purposes of calculating the ratio of earnings to fixed charges, earnings is defined as income before income taxes and fixed charges (excluding capitalized interest). Fixed charges include interest (whether capitalized or expensed), amortization of debt expense and any discount or premium relating to any indebtedness (whether capitalized or expensed) and the portion of rent expense considered to represent interest.

                                USE OF PROCEEDS

     Unless otherwise stated in a prospectus supplement, the net proceeds from the sale of the debt securities offered under this prospectus and a related prospectus supplement will be used for general corporate purposes, including UPS's working capital needs, the funding of investments in, or extensions of credit to, our operating subsidiaries, possible acquisitions and investments in joint ventures and the possible reduction of outstanding indebtedness. Pending any of these uses, we may temporarily invest the net proceeds in investment grade securities.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities are to be issued under an indenture dated as of January 26, 1999, between UPS of America and Citibank, N.A., which acts as trustee, which indenture we assumed pursuant to a supplemental indenture. In this prospectus "indenture" will refer to the indenture and the supplemental indenture. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of the indenture may be obtained from us as described under "Where You Can Find More Information" on page 2.

     This section summarizes the material terms of the debt securities that may be issued under this debt program. Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. In this summary, we describe the meaning for only the more important terms. We also include references in parentheses to sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, the sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

     This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the prospectus supplement. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There also may be a further prospectus supplement, know as a pricing supplement, which contains the precise terms of debt securities you are offered.

     The term "Securities," as used under this caption, refers to all Securities issued under the indenture, including the debt securities.

GENERAL

     The indenture provides that Securities in separate series may be issued from time to time, without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Securities of any series. (Section 3.01) The Securities are to have terms and provisions that are not inconsistent with the indenture, including terms as to maturity, principal and interest as we may determine. The Securities will be unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. The provisions of the indenture described below provide us with the ability, in addition to the ability to issue Securities with terms different from those of Securities previously issued, to "reopen" a previous issue of a series of Securities and issue additional Securities of that series.

     The applicable prospectus supplement will set forth the price or prices at which the Securities to be offered will be issued and will describe the following terms, as applicable, of the Securities:

          (a)  the title of the Securities of the series;

          (b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under the indenture;

          (c) the person or entity to whom any interest on the Securities of the series will be payable;

          (d) the date or dates on which the principal, premium, if any, or other form or type of consideration to be paid upon maturity on any Securities of the series will be payable;

          (e) the rate or rates at which any Securities of the series will bear interest, if any, or any method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any interest payable on any interest payment date;

          (f) the place or places where the principal, premium, if any, interest or other form or type of consideration to be paid upon maturity on any Securities of the series will be payable;

          (g) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at our option and, if other than by a resolution by our Board of Directors or its Executive Committee, the manner in which any election by us to redeem the Securities will be evidenced;

          (h) our obligation, if any, to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder of the Securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series will be redeemed or purchased, in whole or in part, pursuant to any obligation and any provisions for the remarketing of any Securities;

          (i) if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any Securities of the series will be issuable;

          (j) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, formula or other method, the manner in which these amounts will be determined;

          (k) if other than the currency of the United States of America, the currency, currencies or composite currencies in which the principal of or any premium or interest on any Securities of the series will be payable and the manner of determining the equivalent in the currency of the United States of America for any purpose;

          (l) if the principal of or any premium or interest on any Securities of the series is to be payable, at our election or the election of the Holder of the Securities, in one or more currencies or composite currencies other than that or those in which Securities are stated to be payable, the currency, currencies or composite currencies in which the principal of or interest on Securities as to which an election is made will be payable, the periods within which and the terms and conditions upon which an election is to be made and the amount so payable, or the manner in which the amount will be determined;

          (m) if other than the entire principal amount of any Securities, the portion of the principal amount of the Securities of the series that will be payable upon declaration of acceleration of the maturity of the Securities;

          (n) if the principal amount payable at the stated maturity of any Securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount of the Securities as of any such date for any purpose under the Securities or under this prospectus, including the principal amount of the Securities that will be due and payable upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any date prior to the stated maturity;

          (o) if applicable, that the Securities of the series, in whole or any specified part, will be defeasible and that some of our covenants will be defeasible and, if other than by a resolution of our Board of Directors or Executive Committee, the manner in which any election by us to defease any Securities or covenants will be evidenced;

          (p) if applicable, that any Securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositories for the global securities, the form of any legend or legends that will be borne by any global security and any circumstances in which any global security may be exchanged in whole or in part for Securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons or entities other than a depository for a global security;

          (q) whether, and the terms and conditions relating to when, we may satisfy some of our obligations with respect to the Securities with regard to payment upon maturity, or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders principal, premium, if any, interest or other form or type of consideration to be paid upon maturity on any Securities;

          (r) any addition to or change in the events of default that apply to any Securities of the series and any change in the right of the trustee or the requisite holders of the Securities to declare the principal amount due and payable;

          (s) any addition to or change in the covenants that apply to Securities of the series;

          (t) the terms and conditions pursuant to which the Securities may be converted into or exchanged for other of our debt securities;

          (u)  terms with respect to book-entry procedures; and

          (v) any other terms of the Securities of the series, which terms will not otherwise be inconsistent with the indenture and as authorized and approved by us.

     Securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. We may describe special United States federal income tax considerations, if any, applicable to Securities sold at an original issue discount in the applicable prospectus supplement. In addition, we may describe special United States federal income tax or other considerations, if any, applicable to any Securities that are denominated in a currency or currency unit other than United States dollars in the applicable prospectus supplement.

FORM, EXCHANGE AND TRANSFER

     The Securities of each series will be issuable only in registered form, without coupons and, unless we specify otherwise in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples of $1,000. (Section 3.02)

     At the option of the Holder, subject to the terms of the indenture and the limitations applicable to Global Securities, Securities of each series will be exchangeable for other Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 3.05)

     Subject to the terms of the indenture and the limitations applicable to Global Securities, Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent we designate for such purpose. No service charge will be made for any registration of transfer or exchange of Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Transfer or exchange will be effected by the Security Registrar or the transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as Security Registrar. (Section 3.05) We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Securities of each series. (Section 10.02)

     If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to:

     - issue, register the transfer of or exchange any Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Security that may be selected for redemption and ending at the close of business on the day of such mailing or

     - register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part. (Section 3.05)

GLOBAL SECURITIES

     Some or all of the Securities of any series may be represented, in whole or in part, by one or more Global Securities that have an aggregate principal amount equal to that of the Securities represented thereby. Each Global Security will be registered in the name of The Depository Trust Company, New York, New York or its nominee identified in the applicable prospectus supplement, will be deposited with DTC or its nominee or a custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any other matters as may be provided for pursuant to the indenture. Unless otherwise described in the prospectus supplement relating to each series, the Securities of each series offered, sold or delivered in the United States will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, DTC and registered in the name of the DTC nominee.

     DTC has advised us as follows:

     - it is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between DTC participants in securities through electronic book-entry changes in accounts of DTC participants;

     - DTC participants include securities brokers and dealers (including the underwriters for the Securities), banks and trust companies, clearing corporations and certain other organizations;

     - access to DTC's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants"); and

     - persons who are not DTC participants may beneficially own securities held by DTC only through DTC participants or indirect participants.

     Unless otherwise provided in the applicable prospectus supplement, payments of principal, any premium or interest on or related to the Securities of each series registered in the name of DTC's nominee will be made by the trustee to DTC's nominee as the registered owner of the Global Security. Under the terms of the indenture, UPS and the trustee will treat the persons in whose names the Securities of each series are registered as the owners of the Securities for the purpose of receiving payment of principal, any premium or interest on the Securities and for all other purposes. Therefore, neither we, the trustee nor the Paying Agent has any direct responsibility or liability for the payment of the principal, any premium or interest on the Securities to owners of beneficial interests in a Global Security. DTC has advised us and the trustee that its present practice is, upon receipt of any payment of principal, any premium, or interest, to immediately credit the accounts of the DTC participants with the payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in such Global Security as shown on DTC's records.

     Notwithstanding any provision of the indenture or any Security described in this prospectus, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than DTC or any nominee of DTC unless:

     - DTC has notified us that it is unwilling or unable to continue as depositary for a Global Security or has ceased to be qualified to act as depositary as required by the indenture;

     - there shall have occurred and be continuing an Event of Default with respect to the Securities represented by a Global Security; or

     - there shall exist circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.

     All securities issued in exchange for a Global Security or any portion of a Global Security will be registered in the names as DTC may direct. (Sections
2.04 and 3.05)

     As long as DTC, or its nominee, is the registered Holder of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner and Holder of the Global Security and the Securities represented thereby for all purposes under the Securities and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Securities represented thereby for any purpose under the Securities or the indenture. All payments and deliveries of principal of and any premium, Maturity Consideration and interest on a Global Security will be made to DTC or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

     Ownership of beneficial interests in a Global Security will be limited to DTC participants and to persons that may hold beneficial interests through DTC participants. In connection with the issuance of any Global Security, DTC will credit, on its book entry registration and transfer system, the respective principal amounts of Securities represented by the Global Security to the accounts of its DTC participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC, with respect to DTC participants' interests, or any DTC participant, with respect to interests of persons held by DTC participants on their behalf. Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by DTC from time to time. None of us, the trustee or any agent of us or the trustee will have any responsibility or liability for any aspect of DTC's or any DTC participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Secondary trading in notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, beneficial interests in a Global Security will trade in DTC's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a

Global Security upon the original issuance thereof may be required to be made in immediately available funds.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Security on any Interest Payment Date will be made to the Person in whose name the Security, or one or more Predecessor Securities, is registered at the close of business on the Regular Record Date for payment of interest. (Section 3.07)

     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium, Maturity Consideration and interest on the Securities of a particular series (other than a Global Security) will be payable or deliverable at the office of the Paying Agent or Paying Agents as we may designate for that purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the Person entitled to the payment as that address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be designated as our sole Paying Agent for payments and deliveries with respect to Securities of each series. Any other Paying Agents initially designated for the Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Securities of a particular series. (Section 10.02)

     All consideration paid or delivered to a Paying Agent for the payment or delivery of the principal of or any premium, Maturity Consideration or interest on any Security that remain unclaimed at the end of two years after such principal, premium, Maturity Consideration or interest has become due and payable or deliverable will be repaid to us, and the Holder of the Security thereafter, as an unsecured general creditor, may look only to us for payment or delivery thereof. (Section 10.03)

COVENANTS

  Limitation on Secured Indebtedness

     We will not create, assume, incur or guarantee, and will not permit any Restricted Subsidiary to create, assume, incur or guarantee, any Secured Indebtedness without making provision whereby all the Securities shall be secured equally and ratably with, or prior to, any Secured Indebtedness, together with, if we shall so determine, any other Indebtedness of us or any Restricted Subsidiary then existing or thereafter created that is not subordinate to the Securities, so long as the Secured Indebtedness shall be outstanding unless the Secured Indebtedness, when added to:

     - the aggregate amount of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Securities are secured equally and ratably with

           (or prior to) any Secured Indebtedness and further not including in this computation any Secured Indebtedness that is concurrently being retired) and

     - the aggregate amount of all Attributable Debt then outstanding pursuant to Sale and Leaseback Transactions entered into by us after January 26, 1999, or entered into by a Restricted Subsidiary after January 26, 1999 or, if later, the date on which it became a Restricted Subsidiary (not including in this computation any Attributable Debt that is concurrently being retired)

would not exceed 10% of Consolidated Net Tangible Assets. (Section 10.06)

  Limitation on Sale and Lease Back Transactions

     We will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless the sum of:

     - the Attributable Debt to be outstanding pursuant to any Sale and Leaseback Transaction;

     - all Attributable Debt then outstanding pursuant to all other Sale and Leaseback Transactions entered into by us after January 26, 1999, or entered into by a Restricted Subsidiary after January 26, 1999 or, if later, the date on which it became a Restricted Subsidiary; and

     - the aggregate of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Securities are secured equally and ratably with (or prior to) such Secured Indebtedness)

would not exceed 10% of Consolidated Net Tangible Assets, or an amount equal to the greater of:

     - the net proceeds to us or the Restricted Subsidiary of the sale of the Principal Property sold and leased back pursuant to any Sale and Leaseback Transaction; and

     - the amount of Attributable Debt to be outstanding pursuant to any Sale and Leaseback Transaction is applied to the retirement of Funded Debt of us or any Restricted Subsidiaries (other than Funded Debt that is subordinate to the Securities or is owing to us or any Restricted Subsidiaries) within 180 days after the consummation of any Sale and Leaseback Transaction. (Section 10.07)

  Consolidation, Merger and Sale of Assets

     We may not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of our properties and assets substantially as an entirety to any Person unless:

          (a) either we are the continuing corporation or the Person, if other than us, formed by any consolidation or into which we are merged or the Person that acquires by conveyance, transfer, or lease, the properties and assets of us substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, in form satisfactory to the trustee, the due and punctual payment or delivery of the Maturity Consideration and interest on all the Securities and the performance of every covenant in the indenture on the part of us to be performed or observed;

          (b) immediately after giving effect to such transaction, and treating any Indebtedness that becomes an obligation of us or any Subsidiary in connection with or as a result of such transaction as having been incurred at the time of such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (c) we or such Person has delivered to the trustee an Officer's Certificate and an opinion of counsel, as to which opinion, counsel may rely on the Officer's Certificate as to factual matters, each stating that such consolidation, merger, conveyance, transfer or lease comply with the foregoing and that all conditions precedent provided for in the indenture or relating to the transaction have been complied with.

     Upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of us substantially as an entirety, the successor Person formed by a consolidation, or into which we are merged or the successor Person to which any conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of us under the Securities and the indenture with the same effect as if that successor had been named as us therein; and thereafter, except in the case of a lease, we shall be discharged from all obligations and covenants under the indenture and the Securities. (Sections 8.01 and 8.02)

  Definitions

     "Attributable Debt" means, as of the date of its determination, the present value (discounted semiannually at an interest rate of 7.0% per annum) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, the rental payments shall be considered for purposes of this definition to be the lesser of:

          (1) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and

          (2) the rental payments required to be paid during the remaining term of any Sale and Leaseback Transaction (assuming such termination provision is not exercised).

     "Board of Directors" means either our board of directors or a committee of that board duly authorized to act for it in respect of the indenture.

     "Board Resolution" means a copy of a resolution certified by our Secretary or an Assistant Secretary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of the certification.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles, and, for the purposes of the indenture, the amount of such obligation at any date shall be the capitalized amount thereof at the applicable date, determined in accordance with such principles.

     "Consolidated Net Tangible Assets" means at any date, the total assets appearing on the most recently prepared consolidated balance sheet of us and the Subsidiaries as of the end of our fiscal quarter, prepared in accordance with generally accepted accounting principles, less all current liabilities as shown on the balance sheet and Intangible Assets.

     "Funded Debt" means any indebtedness maturing by its terms more than one year from its date of issue, including any indebtedness renewable or extendable at the option of the obligor to a date later than one year from its original date of issue.

     "Indebtedness" means

     (a)  any liability of any Person:

          (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit; or

          (2) evidenced by a bond, note, debenture or similar instrument, including a purchase money obligation, given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures, other than a trade payable or a current liability arising in the ordinary course of business; or

          (3) for the payment of money relating to a Capitalized Lease Obligation; or

          (4)  for Interest Rate Protection Obligations;

     (b) any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability; and

     (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

     "Intangible Assets" means at any date the value (net of any applicable reserves), as shown on or reflected in our most recently prepared consolidated balance sheet, prepared in accordance with generally accepted accounting principles, of:

          (1) all trade names, trademarks, licenses, patents, copyrights and goodwill;

          (2)  organizational and development costs;

          (3) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and

          (4)  unamortized debt discount and expense, less unamortized premium.

     "Interest Rate Protection Obligations" of any Person means the obligations of that Person pursuant to any arrangement with any other Person whereby, directly or indirectly, that Person is entitled to receive from time to time periodic payments calculated by applying a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a floating rate of interest on the same notional amount.

     "Liens" means any mortgage, lien, pledge, security interest, charge or encumbrance.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

     "Principal Property" means any land, land improvements, buildings and associated factory, distribution, laboratory and office equipment (excluding any products marketed by us or any Subsidiary) constituting a distribution facility, operating facility, manufacturing facility, development facility, warehouse facility, service facility or office facility (including any portion thereof), which facility

     (a)  is owned by or leased to us or any Restricted Subsidiary,

     (b)  is located within the United States and

     (c) has an acquisition cost plus capitalized improvements in excess of 0.50% of Consolidated Net Tangible Assets as of the date of that determination, other than:

          (1) any facility, or portion thereof, which has been financed by obligations issued by or on behalf of a State, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof (other than a "substantial user" of the related facility or a "related Person" as those terms are used in Section 103 of the Internal Revenue Code pursuant to the provisions of Section 103 of the Internal Revenue Code (or any similar provision hereafter enacted) as in effect at the time of issuance of the obligations;

          (2) any facility that the Board of Directors may by Board Resolution declare is not of material importance to us and the Restricted Subsidiaries taken as a whole; and

          (3) any facility, or portion thereof, owned or leased jointly or in common with one or more Persons other than us and any Subsidiary and in which the interest of us and all Subsidiaries does not exceed 50%.

     "Restricted Securities" means any shares of the capital stock or Indebtedness of any Restricted Subsidiary.

     "Restricted Subsidiary" means (a) any Subsidiary:

          (1) which has substantially all its property within the United States of America;

          (2)  which owns or is a lessee of any Principal Property; and

          (3) in which the investment of us and all other Subsidiaries exceeds 0.50% of Consolidated Net Tangible Assets as of the date of the determination; provided, however, that the term "Restricted Subsidiary" shall not include:

             (A) any Subsidiary (x) primarily engaged in the business of purchasing, holding, collecting, servicing or otherwise dealing in and with installment sales contracts, leases, trust receipts, mortgages, commercial paper or other financing instruments, and any collateral or agreements relating thereto, including in the business, individually or through partnerships, of financing, whether through long- or short-term borrowings, pledges, discounts or otherwise, the sales, leasing or other operations of us and the Subsidiaries or any of them, or (y) engaged in the business of financing the assets and operations of third parties, and (z) in any case, not, except as incidental to such financing business, engaged in owning, leasing or operating any property which, but for this proviso, would qualify as Principal Property; or

             (B) any Subsidiary acquired or organized after January 26, 1999, for the purpose of acquiring the stock or business or assets of any Person other than us or any Restricted Subsidiary, whether by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect, so long as such Subsidiary does not acquire by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect all or any substantial part of the business or assets of us or any Restricted Subsidiary; and

     (b) any other Subsidiary that is hereafter designated by the Board of Directors as a Restricted Subsidiary.

     "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by UPS or any Restricted Subsidiary of any Principal Property (whether the Principal Property is now owned or hereafter acquired) that has been or is to be sold or transferred by us or a Restricted Subsidiary to any Person, other than

          (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

          (b) leases between us and a Restricted Subsidiary or between Restricted Subsidiaries; and

          (c) leases of Principal Property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property that will result in the property becoming Principal Property), or the commencement of commercial operation of the Principal Property.

     "Secured Indebtedness" means Indebtedness of us or a Restricted Subsidiary that is secured by any Lien upon any Principal Property or Restricted Securities, and Indebtedness of us or a Restricted Subsidiary in respect of any conditional sale or other title retention agreement covering Principal Property or Restricted Securities; but "Secured Indebtedness" shall not include any of the following:

          (1) Indebtedness of us and the Restricted Subsidiaries outstanding on January 26, 1999, secured by then-existing Liens upon, or incurred in connection with conditional sales agreements or other title retention agreements with respect to Principal Property or Restricted Securities;

          (2)  Indebtedness that is secured by:

             (A) purchase money Liens upon Principal Property acquired after January 26, 1999 or

             (B) Liens placed on Principal Property after January 26, 1999, during construction or improvement thereof (including any improvements on property which will result in the property becoming Principal Property) or placed thereon within 180 days after the later of acquisition, completion of construction or improvement or the commencement of commercial operation of the Principal Property or improvement, or placed on Restricted Securities acquired after January 26, 1999, or

             (C) conditional sale agreements or other title retention agreements with respect to any Principal Property or Restricted Securities acquired after January 26, 1999, if (in each case referred to in this subparagraph (2)) (x) the related Lien or agreement secures all or any part of the Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the Principal Property or improvement or Restricted Securities and (y) the related Lien or agreement does not extend to any Principal Property or Restricted Securities other than the Principal Property so acquired or the Principal Property, or portion thereof, on which the property so constructed or any improvement is located; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any Lien or agreement exceeds the cost to us or the Restricted Subsidiary of the related acquisition, construction or improvement will be considered to be "Secured Indebtedness;"

          (3) Indebtedness that is secured by Liens on Principal Property or Restricted Securities, which Liens exist at the time of acquisition (by any manner whatsoever) of the Principal Property or Restricted Securities by UPS or a Restricted Subsidiary;

          (4) Indebtedness of Restricted Subsidiaries owing to us or any other Restricted Subsidiary and Indebtedness of us owing to any Restricted Subsidiary;

          (5) In the case of any corporation that becomes (by any manner whatsoever) a Restricted Subsidiary after January 26, 1999, Indebtedness that is secured by Liens upon, or conditional sale agreements or other title retention agreements with respect to, its property that constitutes Principal Property or Restricted Securities, which Liens exist at the time the related corporation becomes a Restricted Subsidiary;

          (6) Guarantees by us of Secured Indebtedness and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Indebtedness and Attributable Debt of us and any other Restricted Subsidiaries;

          (7)  Indebtedness arising from any Sale and Leaseback Transaction;

          (8) Indebtedness secured by Liens on property of us or a Restricted Subsidiary in favor of the United States of America, any State, Territory or possession thereof, or the District of Columbia, or any department, agency or instrumentality or political subdivision of the United States of America or any State, Territory or possession thereof, or the District of Columbia, or in favor of any other country or any political subdivision thereof, if the related Indebtedness was incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to the Lien; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any Lien exceeds the cost to UPS or the Restricted Subsidiary of the related acquisition or construction will be considered to be "Secured Indebtedness";

          (9) Indebtedness secured by Liens on aircraft, airframes or aircraft engines, aeronautic equipment or computers and electronic data processing equipment; and

          (10) The replacement, extension or renewal, or successive replacements, extensions or renewals, of any Indebtedness, in whole or in part, excluded from the definition of "Secured Indebtedness" by subparagraphs (1) through (9) above; provided, however, that no Lien securing, or conditional sale or title retention agreement with respect to, the Indebtedness will extend to or cover any Principal Property or any Restricted Securities, other than the property that secured the Indebtedness so replaced, extended or renewed, plus improvements on or to any such Principal Property, provided further, however, that to the extent that replacement, extension or renewal increases the principal amount of Indebtedness secured by the Lien or is in a principal amount in excess of the principal amount of Indebtedness excluded from the definition of "Secured Indebtedness" by subparagraphs (1) through (9) above, the amount of the increase or excess will be considered to be "Secured Indebtedness."

     In no event shall the foregoing provisions be interpreted to mean or their operation to cause the same Indebtedness to be included more than once in the calculation of "Secured Indebtedness" as that term is used in the indenture.

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

     "Subsidiary" means any corporation of which, at the time of determination, we and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock.

     "Wholly owned," when used with reference to a Subsidiary, means a Subsidiary of which all of the outstanding capital stock is owned by us or by one or more wholly owned Subsidiaries.

     "Voting Stock," when used with reference to a Subsidiary, means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of the Subsidiary provided that, for the purposes of the indenture, stock that carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

EVENTS OF DEFAULT

     The indenture defines an Event of Default with respect to any series of Securities as being any one of the following events:

          (a) default in the payment of any interest on the Securities of that series when due, and the continuance of that default for a period of 30 days;

          (b) default in the delivery or payment of the Maturity Consideration on the Securities of that series at the date on which the principal becomes due and payable as provided in the Security or in the indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise;

          (c) default in the deposit of any sinking fund payment, when and as due on the Securities of that series;

          (d) default in the performance or breach of any of our covenants or warranties under the indenture (other than a covenant or warranty a default in performance or breach of which is specifically dealt with in the indenture) and the continuance of the default or breach for a period of 60 days after written notice as provided in the indenture; or

          (e) certain events involving our bankruptcy, insolvency or reorganization. (Section 5.01)

     The indenture provides that if an Event of Default specified therein shall occur and be continuing with respect to the Securities of any series, other than an Event of Default involving bankruptcy, insolvency or reorganization, either the trustee or the Holders of 25% in principal amount, or if the Securities are not payable at Maturity for a fixed principal amount, 25% of the aggregate issue price, of the Outstanding Securities of that series, each series acting as a separate class, may declare the principal of the Securities of that series, or an other amount or property, as may be provided for in the Securities of that series, to be due and payable. If an Event of Default described in clause (e) above with respect to the Securities of any series at the time outstanding shall occur, the principal amount of all the Securities of that series, or such other amount or property, as may be provided for in the Securities of that series, (or, in the case of any Original

Issue Discount Security, such specified amount) will automatically, and without any action by the trustee or any Holder, become immediately due and payable. (Section 5.02). The Holders of not less than a majority in aggregate principal amount of the Securities of a series may, on behalf of all Holders of Securities of the series, waive any past default under the indenture with respect to the Securities of the series, except a default in the delivery or payment of the Maturity Consideration or interest on any Security of the series, and default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security of the affected series. (Section 5.13)

     Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any of the Holders, unless the Holders shall have offered to the trustee reasonable indemnity. (Section 6.03) Subject to such provisions for the indemnification of the trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Securities of that series. (Section 5.12)

     No Holder of a Security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless

          (1) the Holder has previously given to the trustee written notice of a continuing Event of Default with respect to the Securities of that series,

          (2) the Holders of at least 25% in aggregate principal amount, or if the Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of that series, have made written request to the trustee to institute a proceeding as trustee,

          (3) the Holder or Holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and

          (4) the trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount or, if the Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of that series, a direction inconsistent with the request, within 60 days after the notice, request and offer. (Section 5.07) However, these limitations do not apply to a suit instituted by a Holder of a Security for the enforcement of delivery or payment of the Maturity Consideration relating to, or interest on, the Security on or after the applicable due date specified in the Security. (Section 5.08)

     We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all known defaults. (Section 10.04)

DEFEASANCE AND COVENANT DEFEASANCE

     If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 13.02 of the indenture, relating to defeasance and discharge of indebtedness, or Section
13.03 of the indenture, relating to defeasance of certain restrictive covenants in the indenture, applied to the Securities of any series, or to any specified part of a series. (Section 13.01)

  Defeasance and Discharge

     The indenture provides that, upon our exercise of our option to have
Section 13.02 of the indenture apply to any Securities, UPS will be deemed to have been discharged from all obligations with respect to the Securities (except for certain obligations to exchange or register the transfer of Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of the Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Securities on the respective Stated Maturities in accordance with the terms of the indenture and the Securities. Defeasance or discharge may occur only if, among other things, we have delivered to the trustee an Opinion of Counsel to the effect that, we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in any case to the effect that Holders of the Securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur. (Sections 13.02 and 13.04)

  Defeasance of Covenants

     The indenture provides that, upon our exercise of our option to have
Section 13.03 of the indenture apply to any Securities, we may omit to comply with certain restrictive covenants, including those described under "Covenants," any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to restrictive covenants) and under "Events of Default" and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to the Securities. In order to exercise its option, we will be required to deposit, in trust for the benefit of the Holders of the Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Securities on the respective Stated Maturities in accordance with the terms of the indenture and the Securities. We will also be required, among other things, to deliver to the trustee an Opinion of Counsel to the effect that Holders of the Securities will not recognize gain or loss for federal income tax purposes as a result of deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. In the event we exercised this option with respect to any Securities and the Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on the Securities upon any acceleration resulting from the Event of Default. In that case, we would remain liable for the payments. (Sections 13.03 and 13.04)

MODIFICATION OF THE INDENTURE

     The indenture provides that we and the trustee may, without the consent of any Holders of Securities, enter into supplemental indentures for the purposes, among other things, of adding to our covenants, adding additional Events of Default, establishing the form or terms of Securities or curing ambiguities or inconsistencies in the indenture or making other provisions, provided that any action to cure ambiguities or inconsistencies not adversely affect the interests of the Holders of any Outstanding series of Securities in any material respect. (Section 9.01)

     Modifications and amendments of the indenture may be made by us and the trustee with the consent of the Holders of a majority in aggregate principal amount or, if the Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price, of the Outstanding Securities of each series affected thereby, expect that no modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby,

          (a) change the Stated Maturity of the Maturity Consideration or any installment of Maturity Consideration or interest on, any Security,

          (b) reduce the principal amount of or reduce the amount or change the type of Maturity Consideration or reduce the rate of interest on, or any premium payable upon the redemption of, or the amount of Maturity Consideration of an Original Issue Discount Security or any other Security that would be due and deliverable or payable upon a declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default, of any Security,

          (c) change the Place of Payment where, or the coin or currency in which, any Maturity Consideration or interest on any Security are deliverable or payable,

          (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Security,

          (e) reduce the percentage in principal amount or aggregate issue price, as the case may be, of Securities of any series, the consent of whose Holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or

          (f) modify the requirements contained in the indenture for consent to or approval of certain matters except to increase any percentage for a consent or approval or to provide that certain other provisions cannot be modified or waived without the consent of the Holder of each Security affected thereby. (Section 9.02)

     A supplemental indenture that changes or eliminates any covenant or other provision of the indenture which has been expressly included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the holders of Securities of the series with respect to the covenant or other provision, shall be deemed not to affect the rights under the indenture of the Holders of Securities of any other series. (Section 9.02)

     The Holders of a majority in aggregate principal amount of the Outstanding Securities of a series may, on behalf of the Holders of all the Securities of the series, waive compliance by us with certain restrictive provisions of the indenture. (Section 10.08)

NOTICES

     Notices to Holders of Securities will be given by mail to the addresses of the Holders as they may appear in the Security Register. (Section 1.06)

TITLE

     We the trustee and any agent of us or the trustee may treat the Person in whose name a Security is registered as the absolute owner of a Security for the purpose of making payment and for all other purposes. (Section 3.08)

GOVERNING LAW

     The indenture and the Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 1.12)

REGARDING THE TRUSTEE

     Citibank, N.A. is the trustee under the indenture. We have other customary banking relationships with Citibank, N.A. in the ordinary course of business.

                              PLAN OF DISTRIBUTION

     We may sell debt securities to one or more underwriters for public offering and sale by them or may sell debt securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the debt securities (the "offered debt securities") will be named in an applicable prospectus supplement.

     Underwriters may offer and sell the offered debt securities at a fixed price or prices that may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may offer and sell the offered debt securities in exchange for one or more of our outstanding issues of debt securities. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the offered debt securities upon the terms and conditions as shall be set forth in any prospectus supplement. In connection with the sale of offered debt securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered debt securities for whom they may act as agent. Underwriters may sell offered debt securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by us to underwriters or agents in connection with the offering of offered debt securities, and any discounts, or concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

     If so indicated in an applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase offered debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of offered debt securities sold pursuant to contracts shall be not less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except

          (1) the purchase by an institution of the offered debt securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and

          (2) if the offered debt securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the offered debt securities less the principal amount thereof covered by contracts.

     Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

     All offered debt securities will be a new issue of securities with no established trading market. Any underwriters to whom offered debt securities are sold by us for public offering and sale may make a market in such offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any offered debt securities.

     Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the offered debt securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the offered debt securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the offered debt securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue those activities at any time.

     Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

                      VALIDITY OF OFFERED DEBT SECURITIES

     The validity of the debt securities will be passed upon for UPS by Hunton & Williams, New York, New York. Certain legal matters in connection with the debt securities will be passed upon for the underwriters by Brown & Wood LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from United Parcel Service of America, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.